UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

March 1, 2013

CELATOR PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54852	20-2680869
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303B College Road East Princeton, New Jersey		08540
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (609) 243-0123

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 1, 2013, Celator Pharmaceuticals, Inc. (the “Company”) entered into an office lease (the “Agreement”) with Princeton South Investors, LLC, for the lease of 4,785 square feet office space located in Ewing, New Jersey. The Company expects to occupy the space commencing in Summer 2013. The initial term of the Agreement is five years, and the Agreement may be earlier terminated or extended in accordance with the terms of the Agreement. Item 2.03 of this Form 8-K Report sets forth a description of the Company’s contractual payment obligations under the Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Under the Agreement, the Company will have the contractual payment obligations as shown in the table below commencing July 1, 2013.

Time Period	Period Total Payment Amount
Months 1-5	—
Months 6-12	$78,853
Months 13-24	137,569
Months 25-36	139,961
Months 37-48	142,354
Months 49-60	144,746

The Company will be obligated to maintain a letter of credit from a bank with respect to its security deposit obligations in the amount of $250,000 during the first year of the Agreement, which amount will be reduced by $50,000 per year on each of December 1, 2014, 2015 and 2016 and by $75,000 on December 1, 2017, which amounts are subject to adjustment to lower amounts upon completion of a qualified financing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELATOR PHARMACEUTICALS, INC.

By:	/s/ Fred Powell
Fred Powell,
Vice President and Chief Financial Officer

Date: March 6, 2013